Exhibit 10(i)

Northern Partners Incentive Plan — U.S. Plan (adopted July 19, 2004)

1. Purpose of Plan

•	The purpose of the Northern Partners Incentive Plan (the “Plan”) is to promote the achievement of superior financial and operating performance of Northern Trust Corporation and its subsidiaries (hereinafter referred to as “Northern Trust”), and further the objective of delivering unrivaled service quality to its clients and partners through the awarding of incentive payments to selected employees.

•	The Plan supercedes all incentive plans previously established or maintained by Northern Trust providing for any form of incentive, bonus or commission compensation, including, but not limited to the 2003 Annual Performance, Annual Incentive, and respective Business Unit Specialized Incentive Plans.[1] No further awards will be made under any such predecessor plans for any period after June 30, 2004.

2. Plan Year / Adoption Date / Termination

•	The Plan Year is the calendar year from January 1 to December 31.

•	The Plan was adopted by the Board of Directors of Northern Trust Corporation on July 19, 2004.

•	The Plan shall remain in effect until terminated by the Board of Directors of Northern Trust Corporation.

3. Plan Performance Periods

•	Under the Plan, incentives are determined and paid on quarterly, semi-annual and annual basis, depending upon the incentive category to which a participant is assigned and the structure of the potential award determined for the participant. The applicable performance periods and frequency of award payments are determined by Business Unit management.

•	The performance periods for the Plan Year for incentives with quarterly payments are as follows:

•	January 1 to March 31;

•	April 1 to June 30;

[1]	However, nothing herein shall be interpreted to supercede the Management Performance Plan.

•	July 1 to September 30; and

•	October 1 to December 31.

•	The performance periods for the Plan Year incentives with semi-annual payments are as follows:

•	January 1 to June 30; and

•	July 1 to December 31.

•	The performance period for all other awards under the Plan is the Plan Year, unless otherwise specified by management in a participant’s performance expectations.

4. Eligibility / Participation

•	Participants in the Plan for the Plan Year are those employees designated by their respective Business Units as eligible to participate in the Plan. Participants are generally designated at the beginning of the Plan Year. In addition, those employees who have a change in job duties, are promoted, or who are hired during the performance period may be considered for inclusion and designated by their respective Business Units for partial Plan Year participation.

•	Designation for participation in this Plan for one Plan Year or a portion thereof does not establish eligibility for participation in any subsequent Plan Year or for any form of incentive, bonus or commission compensation with respect to any subsequent period.

•	Participants are assigned for the Plan Year to one of the following incentive categories within the Plan:

•	Northern Performance Incentives

•	Northern Sales Incentives

•	Northern Technical Incentives

5. Award Target Ranges

•	A target award range, generally expressed as a percent of a participant’s base salary at the beginning of the Plan Year, will be communicated to each participant annually as an expected range of payment provided that Corporate and Business Unit goals and individual performance expectations are achieved.

6. Individual Performance Measures

•	Each participant will receive performance expectations for the Plan Year that will consist of both objective goals and subjective performance assessments.

•	Each participant’s manager will establish the participant’s performance expectations as early in the Plan Year as practicable.

•	Weighting of each individual performance expectation will be determined by the participant’s manager.

7. Plan Funding

•	At the beginning of each Plan Year, the Compensation and Benefits Committee of the Board of Directors of Northern Trust Corporation will determine a Corporate Earnings Target and projected funding for awards under the Plan. Likewise, Business Unit management will determine appropriate earnings targets, performance standards, and projected funding for awards to Plan participants in their respective Business Unit. Management reserves the right to either increase or decrease the original projected funding amount for the Corporate and Business Unit levels depending upon actual results and each Business Unit’s relative contribution to actual results.

8. Individual Award Determination

•	All awards are impacted by available Plan funding, as determined and adjusted by Corporate and Business Unit management in its discretion, and subject to final approval by the Executive Vice President of Human Resources.

•	Awards are determined by Business Unit management, subject to final approval by the Executive Vice President of Human Resources, based upon an assessment of individual performance during the applicable performance period, taking into consideration:

•	Individual performance expectations;

•	Overall contribution to Corporate and Business Unit earnings, relative to peers; and

•	Competitiveness of a participant’s total compensation.

•	Formula-driven performance measures are one of several factors for determination of award amounts. Both quantitative and qualitative performance criteria will be used to evaluate performance. Thus, management has the full discretion to adjust all awards up or down based on subjective performance evaluation, funding considerations, and any other factors which management, in its discretion, determines appropriate.

9. Conditions on Eligibility for Payment of Awards

•	In order for a participant to be eligible for payment of an award, except as specifically set forth below, the participant must continue in employment with Northern Trust and the Business Unit that designated him or her as a participant, and contribute toward achievement of Corporate and Business Unit goals, throughout the applicable performance period.

•	A participant who is designated by a Business Unit and thereafter during the applicable performance period transfers to another Business Unit may, as determined by management of the transferring Business Unit in its sole discretion, be determined eligible for a pro-rata payment of an award for work performed during the performance period for the transferring Business Unit, based on individual performance. Payment of such pro-rata awards will be made at the same time all other awards are paid for such performance period.

•	No award shall be deemed earned unless the participant has continued employment with Northern Trust in good standing during the entire performance period established for the award. Good standing means:

•	The participant has satisfactorily met all performance expectations as determined by the participant’s manager;

•	The participant has complied with all Northern Trust policies and standards of conduct; and

•	The participant has not engaged in any activity competitive with Northern Trust’s business or otherwise detrimental to Northern Trust’s business.

•	Notwithstanding the foregoing, management may, in its discretion, determine that a pro-rata award will be paid in the event of termination of employment with Northern Trust by a participant on account of death, disability (as defined below), retirement (as defined below), or involuntary termination by Northern Trust without cause (as defined below), such as job elimination or redundancy, taking into consideration the portion of the performance period worked by the participant, the individual performance of the participant during such portion of the performance period worked, and the availability of Corporate, Business Unit and individual performance measurements as of the date of termination.

•	For this purpose, “cause” means the participant’s conviction or no contest pleading with respect to a felony, the participant’s other conduct which would require regulatory approval for employment or continued employment (e.g., under FDIC rules), or a determination by management that the participant has failed to meet performance expectations to the extent that termination is warranted, has violated Northern Trust policies or standards of conduct to the extent that termination is warranted, has abandoned or engaged in negligence with respect to his or her responsibilities, has engaged in fraud upon Northern Trust, or has disclosed Northern Trust confidential or proprietary information to an unauthorized person.

•	For this purpose, termination on account of “retirement” means termination of the participant’s employment by reason of the participant having qualified for Normal, Early, or Postponed Retirement Pension benefits under any of Northern Trust’s U.S. or non-U.S. pension plans.

•	For this purpose, termination on account of “disability” means, for a U.S. participant, the participant is eligible for and receives short-term and/or long-term disability benefits for twelve (12) consecutive months under the Northern Trust managed Disability Program, and for a non-US participant, as determined by management based on formal local country-specific definitions and eligibility criteria for disability benefits.

•	In no circumstances will a pro-rata award be paid to a participant who terminates employment by voluntary resignation before the end of the applicable performance period or whose employment is terminated by Northern Trust for cause (as defined above).

10. Payment of Awards

•	Generally, awards will be paid in cash as soon as practicable following the completion of the applicable performance period(s), generally on the payroll date following the payroll period commencing after award determination has been completed by management. The Plan also permits awards to be paid as a combination of cash and equity components.

11. Administration

•	The Plan shall be administered by the Executive Vice President of Human Resources and the Compensation Division of the Human Resources Department. Subject to the provisions of the Plan, the Executive Vice President of Human Resources shall be authorized to interpret the Plan, to establish, amend, and rescind rules and regulations relating to the Plan, and to make all other determinations necessary or advisable for the administration of the Plan. The determination of the Executive Vice President of Human Resources in the administration of the Plan, as described herein, shall, upon consultation with members of the Management Committee, be final and conclusive. The Executive Vice President of Human Resources shall be responsible for final approval of all awards to be paid under the Plan.

•	Responsibilities of the Compensation Division of the Human Resources Department:

•	Guide determination of incentive award calculations and determinations;

•	Review and monitor financial accruals in conjunction with the Controller’s Department;

•	Prepare communications to Plan participants; and

•	Direct processing of incentive awards.

•	Business Unit Responsibilities:

•	Identification of Plan participants;

•	Prepare and communicate individual performance expectations;

•	Determine and recommend awards for approval by the Executive Vice President of Human Resources; and

•	Communicate award decisions to participants.

12. Other Provisions

The following miscellaneous provisions are applicable to the Plan:

•	Except in the event of death of a participant, the rights and interests of the participant under the Plan shall not be assigned, encumbered, or transferred. In the event of a US participant’s death, the award, if any, shall be made payable to the participant’s beneficiary as designated on the benefits online resource, My Place. In the event of the death of a non-US participant, the Plan will be administered in accordance with applicable local rules.

•	No employee, retiree, terminated employee or other person shall have any claim or right to be designated a participant or granted an award under the Plan. No participant, or any other person claiming a right under the Plan, shall have any right to any specific assets of Northern Trust, regardless of whether Northern Trust establishes an account for purposes of accumulating funds to be used for payment of Plan awards. Neither the Plan, nor any action taken thereunder, shall be construed as giving any employee or other person any right to be retained in the employ of Northern Trust or otherwise alter any U.S. participant’s status as an at-will employee.

•	All awards are subject to legally required withholdings.

•	For U.S. participants, all questions pertaining to the validity, construction, interpretation and administration of the Plan and any award hereunder shall be determined in conformity with the laws of the State of Illinois without application of its laws regarding conflict of laws. For non-U.S. participants, all questions pertaining to the validity, construction, interpretation and administration of the Plan and any award hereunder shall be determined in conformity with the applicable local laws and regulations to the extent in conflict with Illinois law, and otherwise shall be determined in conformity with the laws of the State of Illinois absent such conflict.

13. Internal Audit

•	All awards may be subject to review and approval by the Auditing Department and final review and approval by the Executive Vice President of Human Resources, prior to any award distribution.

14. Plan Amendment and Termination

Northern Trust reserves the right to suspend or terminate the Plan, or to amend any or all of the provisions of the Plan, at any time, including during a performance period and without prior notice to participants. The Board of Directors of Northern Trust Corporation shall approve any material amendments to the Plan. The Executive Vice President of Human Resources shall have the authority to make any non-material amendments to the Plan or amendments deemed required, authorized or desirable under applicable statutes, regulations or rulings without the approval of the Board of Directors of Northern Trust Corporation. In the event of termination of the Plan, only awards determined for completed performance periods and which are approved by the Executive Vice President of Human Resources shall be payable.